UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
January 31, 2018

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2018, City Holding Company (“the Company”) issued a news release, attached as Exhibit 99.1, announcing appointment of Diane Strong-Treister to its Board of Directors (“Board”) effective January 31, 2018. Ms. Strong-Treister was appointed to the Board as a Class I director and will stand for election at the Company’s 2018 Annual Meeting of Shareholders.

There is no arrangement or understanding with any person pursuant to which Ms. Strong-Treister was appointed as a member of the Board. Compensatory arrangements for Ms. Strong will be consistent with the previously disclosed standard arrangements for non-employee directors of the Company, as described on page 13 of the Company’s proxy statement for its 2017 Annual Meeting of Shareholders filed with the Commission on March 20, 2017, which disclosure is incorporated herein by reference.

As of the date of this filing, Ms. Strong-Treister has not been appointed to any committees of the Company.

City National Bank of West Virginia, a Company affiliate, also elected Ms. Strong-Treister to its Board of Directors at their meeting held on January 31, 2018.

In accordance with the Company’s by-laws, Mr. David Hambrick, a Class I director, having reached the mandatory retirement age of 75 will retire from the Board effective on the date of the 2018 Annual Meeting of Shareholders.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	News Release issued February 1, 2018

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: February 2, 2018	City Holding Company

By:	/s/ Charles R. Hageboeck
Charles R. Hageboeck
President & CEO